1 NGX-1998 Phase 2 (C204 Study) Postherpetic Neuralgia (PHN) Top-Line Results November 8, 2011 Exhibit 99.2

Study Objectives
1. Assess preliminary safety and efficacy of 10% and 20%
applied for 5 minutes
2. Assess preliminary dose response of 20% vs. 10% vs.
Placebo
3. Determine if topical anesthetic pre-treatment required
4. Assess if inert placebo is an appropriate control to
maintain the study blinding.

Phase 2 Study Design
Placebo NGX-1998 (10%) NGX-1998 (20%)
30-min pre-treatment
30-min pre-treatment
15-min pre-treatment
15-min pre-treatment
No pre-treatment
No pre-treatment
Placebo NGX-1998 (10%) NGX-1998 (20%)
Pre-Rx from
Stage 1
Pre-Rx from
Stage 1
Pre-Rx from
Stage 1
Stage 1
Stage 2
No pre-treatment used in Stage 2 (based on Stage 1 results)
No pre-treatment used in Stage 2 (based on Stage 1 results)
Randomization (2:2:1)
Treatment Application Time: 5 minutes in both Study Stages

Demographic Characteristics (Baseline)
Placebo
(N=33)
NGX-1998
Total
(N=164)
10%
(N=66)
20%
(N=65)
Average Age 69 70 71 70
Gender (Male) 48% 48% 49% 49%
Average
Duration of PHN
(Year)
3.1 3.3 4.1 3.6
Average NPRS
Score (0-10)
5.9 6.2 6.1 6.1
Concomitant
Neuropathic
Pain
Medications
49% 46% 49% 48%

Average Percent Change from Baseline
Baseline
Wk 1
Wk 2
Wk 3
Wk 4
Wk 5
Wk 6
Wk 7
Wk 8
Wk 9
Wk 10
Wk 11
Wk 12

NEUROGESX

Pain Relief Maintained Through 12 Weeks
Following a 5-minute application
-35%
-30%
-25%
-20%
-15%
-10%
-5%
0%
Placebo NGX-1998 (10%) NGX-1998 (20%)
LS MEAN % CHANGE FROM BASELINE
OF AVERAGE NPRS SCORES

6 Dose Response Data -30% -25% -20% -15% -10% -5% 0% Placebo (N=33) NGX-1998 (10%) (N=66) NGX-1998 (20%) (N=65) Wks 2-8 Wks 2-12

Safety Results
Placebo
(N=33)
NGX-1998
10%
(N=66)
20%
(N=65)
Adverse Events 67% 95% 100%
Local Site Reactions 61% 89% 97%
Serious  Adverse
Events
9% 5% 3%
Discontinuation due
to Adverse Events
0% 0% 0%

C204 Top-Line Study: Our Conclusions
All Study Objectives Were Met
1. Initial evidence of a dose response:
Treatment Effect:  20% > 10% > Placebo
20% showed similar pain reduction profile to Qutenza
2. No topical anesthetic pre-treatment required
3. Excellent safety profile
4. Suggests true placebo is an appropriate control for future studies

Safe Harbor
Forward looking statements may include, but are not limited to, statements regarding the utility of the data from the completed clinical trial of NGX-
1998 for designing future clinical trials, including potential for non-use of anesthetic pre-treatment and use of true placebo. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to: difficulties or delays in further clinical development of NGX-1998; results from earlier clinical trials may not indicate similar results or successful completion of future clinical trials; NGX-1998, or NeurogesX approved product Qutenza, may have unexpected adverse side effects; unexpected or increased expenses in the continued development of NGX-1998 or
Qutenza; market acceptance of NeurogesX’s existing product Qutenza;
and difficulties in maintaining adequate funding or other resources for
NeurogesX operations and development of NGX-1998. For further information regarding these and other risks related to NeurogesX'
business, investors should consult NeurogesX' filings with the Securities and Exchange Commission.